UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2007 (June 6, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On June 6, 2007, Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired an 85% ownership interest in a 56-room resort that includes a 20,000 square foot spa in Edwards, Colorado (the “Lodge & Spa at Cordillera”) through Behringer Harvard Cordillera, LLC (“BH Cordillera”), an indirect majority-owned subsidiary of Behringer Harvard Opportunity OP I, LP, our operating partnership.

The Lodge & Spa at Cordillera is situated on 8.3 acres of land, which includes 3.5 acres of land intended for development into 19 additional lodging units (the “Additional Units”).  In addition, the Lodge & Spa at Cordillera includes an adjacent 23.2 acres of vacant land, which is entitled for a combination of residential, commercial and recreational use.  BH Cordillera also plans to renovate the existing resort.

Behringer Harvard Cordillera Investor, LLC, a wholly-owned subsidiary of our operating partnership (“BH Investor”), owns an 85% ownership interest in BH Cordillera, and the remaining 15% ownership interest is held by an unaffiliated entity, Cordillera Partners, LLC (“Cordillera Partners”).  Pursuant to the limited liability company agreement of BH Cordillera, the initial capital contributions to BH Cordillera were $9,449,875 from BH Investor and $1,667,625 from Cordillera Partners, which includes amounts previously funded for earnest money deposits.  Additional scheduled capital contributions are required as necessary to fund amounts required under the development budget for the resort’s renovation.  The hotel renovation budget is approximately $4 million.  From time to time, BH Investor, as the member holding the majority interest in BH Cordillera, may request additional capital contributions or member loans from the members of BH Cordillera under conditions defined in the limited liability company agreement.

BH Investor is authorized to make decisions and to act on behalf of BH Cordillera in the ordinary course of business; however, certain major decisions (as defined in the limited liability company agreement) require approval by Cordillera Partners.

Distributions of cash from the operations of BH Cordillera are to be made on a pro rata basis to the members in their respective percentages (being 85% for BH Investor and 15% for Cordillera Partners) until the members have achieved a 25% internal rate of return and their capital accounts are reduced to zero.  These pro rata distributions assume that no member’s capital account has been diluted by failure to make any additional capital contributions that would change the respective percentages.  Thereafter, distributions of cash are to be made in the following percentages:  50% to BH Investor and 50% to Cordillera Partners.

BH Cordillera has entered into two development agreements with TP Cordillera LLC (the “Developer”), an affiliate of Cordillera Partners, to perform development services in respect of the Lodge & Spa at Cordillera and the Additional Units, pursuant to which the Developer will receive a development fee of up to 3% of the designated costs of renovating the resort and constructing the Additional Units. The development agreements have been filed as Exhibit 10.7 and 10.8 to the Current Report on Form 8-K and are incorporated into this Item 2.01 disclosure by reference.

Behringer Harvard Cordillera Residences, Inc., a wholly-owned subsidiary of our operating partnership (“BH Residences Investor”), is an 85% member and Cordillera Partners is a 15% member of Behringer Harvard Residences at Cordillera, LLC (“BH Residences”).  BH Cordillera intends to transfer its ownership in the 3.5 acres of land for the Additional Units, and potentially the 23.2 acres of undeveloped land, to BH Residences.  Pursuant to the limited liability company agreement of BH Residences, the initial capital contributions were $212,500 from BH Residences Investor and $37,500 from Cordillera Partners.  Additional scheduled capital contributions are required as necessary to fund amounts required under the development budget for the development of the Additional Units.  The development budget for the Additional Units is approximately $26 million.  From time to time, BH Residences Investor, as the member holding the majority interest in BH Residences, may request additional capital contributions or member loans from the members of BH Residences under conditions defined in the limited liability company agreement.

BH Residences Investor is authorized to make decisions and to act on behalf of BH Residences in the ordinary course of business; however, certain major decisions (as defined in the limited liability company agreement) require approval by Cordillera Partners.

Distributions of cash from the operations of BH Residences are to be made on a pro rata basis to the members in their respective percentages (being 85% for BH Residences Investor and 15% for Cordillera Partners) until the members have achieved a 25% internal rate of return and their capital accounts are reduced to zero.  These pro rata distributions assume that no member’s capital account has been diluted by failure to make any additional capital contributions that would change the respective percentages.  Thereafter, distributions of cash are to be made in the following percentages:  50% to BH Residences Investor and 50% to Cordillera Partners.

The total contract purchase price for the Lodge & Spa at Cordillera, exclusive of closing costs, was $35,000,000.  We loaned BH Cordillera $26,250,000 under a bridge loan (the “Cordillera Bridge Loan”) to pay a portion of the contract price.  The bridge loan and the remaining amount for our interest were funded from proceeds of our offering of common stock to the public.  For a description of the Cordillera Bridge Loan, see Item 2.03 below.

The purchase and sale agreement, the first and second amendments to the purchase and sale agreement and the  agreement regarding the acquisition of the Lodge & Spa at Cordillera have been filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated into this Item 2.01 disclosure by reference.  In addition, the limited liability company agreements of Behringer Harvard Cordillera, LLC and  Behringer Harvard Residences at Cordillera, LLC, and have been filed as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated into this Item 2.01 disclosure by reference

BH Cordillera has leased the Lodge and Spa at Cordillera to BH Residences under a lease agreement with an initial term expiring on December 31, 2008.  As scheduled under the lease agreement, BH Residences will pay base rent and percentage rent based on the Lodge and Spa at Cordillera meeting certain revenue thresholds.    The lease agreement has been filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated into this Item 2.01 disclosure by reference.

RockResorts International, LLC (the “Cordillera Property Manager”), has the sole and exclusive right to manage, operate, lease and promote the Lodge and Spa at Cordillera under a property agreement we assumed from Colorado Hotel Operator, Inc.  The Cordillera Property Manager has the authority to negotiate and enter into leases, contracts, licenses or other arrangements of the hotel operations, to incur costs and expenses, to pay the Lodge and Spa at Cordillera operating costs and expenses from cash flow or reserves and to require sufficient funds for the payment of operating expenses.  As compensation, the Cordillera Property Manager receives a base management fee equal to 3% of the Lodge and Spa at Cordillera’s adjusted gross revenue plus additional incentive fees if cash flows before incentive fees exceed annual targets.  The lease agreement has been filed as Exhibit 10.13 to this Current Report on Form 8-K and is incorporated into this Item 2.01 disclosure by reference.

The purchase price for the transaction was determined through negotiations between Colorado Hotel Holding, LLC, Cordillera Lodge & Spa, LLC, Colorado Hotel Operator, Inc., and Cordillera Land, LLC, (the “Sellers”) all of which are unaffiliated entities, Behringer Harvard Opportunity Advisors I LP, our advisor, and its affiliates and Cordillera Partners and its affiliates.  Neither we nor our advisor is affiliated with the Sellers.  In evaluating the Lodge & Spa at Cordillera as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall analysis of average daily room rates, expected capital expenditures and expected development of vacant land, location, demographics and price per square foot.  Our advisor believes that the Lodge & Spa at Cordillera is well located, has acceptable roadway access, attracts an adequate number of guests, is well maintained and adequately insured and has been professionally managed.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We made a bridge loan to BH Cordillera in the amount of $26,250,000 at an interest rate of 9%, which is secured by the Lodge & Spa at Cordillera.  Monthly payments of interest only are payable beginning July 1, 2007 and continuing until the maturity date, December 6, 2007.  Permanent third party financing will be obtained as soon as is commercially reasonable and will be used to repay this acquisition loan.  The promissory note, deed of trust and security agreement have been filed as Exhibit 10.10, 10.11 and 10.12 to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

Item 9.01               Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before August 22, 2007, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)   Pro Forma Financial Information.

See Paragraph (a) above.

(d)   Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: June 12, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Purchase and Sale and Joint Escrow Instructions between Colorado Hotel Holdings, LLC, Cordillera Lodge and Spa, LLC, Colorado Hotel Operator, Inc. and Cordillera Land, LLC and Cordillera Partners, LLC

10.2

First Amendment to Purchase and Sale and Joint Escrow Instructions between Colorado Hotel Holdings, LLC, Cordillera Lodge and Spa, LLC, Colorado Hotel Operator, Inc. and Cordillera Land, LLC and Cordillera Partners, LLC

10.3

Reinstatement and Second Amendment of Purchase and Sale and Joint Escrow Instructions between Colorado Hotel Holdings, LLC, Cordillera Lodge and Spa, LLC, Colorado Hotel Operator, Inc. and Cordillera Land, LLC and Behringer Harvard Cordillera, LLC as assignee of Cordillera Partners, LLC

10.4	Agreement regarding Acquisition between Cordillera Partners, LLC and Behringer Harvard Opportunity OP I, LP

10.5	Limited Liability Company Agreement of Behringer Harvard Cordillera, LLC

10.6	Limited Liability Company Agreement of Behringer Harvard Residences at Cordillera, LLC

10.7	Development Agreement by and between Behringer Harvard Cordillera, LLC and TP Cordillera, LLC (Hotel Renovation)

10.8	Development Agreement by and between Behringer Harvard Cordillera, LLC and TP Cordillera, LLC (Additional Units)

10.9	Lease Agreement between Behringer Harvard Cordillera, LLC and Behringer Harvard Residences at Cordillera, LLC

10.10	Promissory Note between Behringer Harvard Cordillera, LLC as borrower, and Behringer Harvard Opportunity REIT I, Inc., as lender

10.11	Deed of Trust between Behringer Harvard Cordillera, LLC as grantor, and the Public Trustee of Eagle County, Colorado, as trustee

10.12	Security Agreement between Behringer Harvard Cordillera, LLC as grantor, and Behringer Harvard Opportunity REIT I, Inc., as lender

10.13	Hotel Management Agreement between Colorado Hotel Operator, Inc. and RockResorts International, LLC